Exhibit 99.1

TICC Announces Results of Operations for the Quarter Ended March 31, 2014 and

Announces Quarterly Distribution of $0.29 per Share

GREENWICH, CT – 05/12/2014 – TICC Capital Corp. (NasdaqGS: TICC) announced today its financial results for the quarter ended March 31, 2014, and a distribution of $0.29 per share for the second quarter of 2014.

HIGHLIGHTS

•	For the quarter ended March 31, 2014, we recorded net investment income of approximately $17.8 million, or approximately $0.33 per share. Excluding the impact of a capital gains incentive fee accrual reversal of approximately $2.2 million, our core net investment income(1) was approximately $15.6 million, or approximately $0.29 per share. In the first quarter, we also recorded net realized capital losses of approximately $0.9 million and net unrealized depreciation of approximately $3.6 million (which includes the reversal of net unrealized appreciation associated with the first quarter realization events). In total, we had a net increase in net assets resulting from operations of approximately $13.3 million or approximately $0.24 per share for the first quarter.

o	Total investment income for the first quarter of 2014 amounted to approximately $28.7 million, which represents a decrease of approximately $1.8 million from the fourth quarter of 2013.

•	For the quarter ended March 31, 2014, we recorded investment income from our portfolio as follows:

•	approximately $12.5 million from our syndicated and bilateral investments,

•	approximately $15.1 million from our CLO equity investments,

•	approximately $0.5 million from our CLO debt investments, and

•	approximately $0.6 million from all other sources.

o	Our weighted average credit rating on a fair value basis was 2.2 at the end of the first quarter of 2014 (compared to 2.1 at the end of the fourth quarter of 2013).

•	Our operating expenses before the capital gains incentive fee for the quarter ended March 31, 2014 were approximately $11.4 million, down from the fourth quarter of 2013 by approximately $1.2 million.

•	The capital gains incentive fee calculation for the quarter ended March 31, 2014, resulted in an accrual reversal of approximately $2.2 million. The capital gains incentive fee accrual, as reported under generally accepted accounting principles, is calculated on the basis of net realized and unrealized gains and losses at the end of each period. The accrued capital gains incentive fee related to the hypothetical liquidation of the portfolio (and assuming no other changes in realized or unrealized gains and losses) would only have become payable on March 31, 2014 to our investment adviser in the event of a complete liquidation of our portfolio as of period end and the termination of our Investment Advisory Agreement (“Advisory Agreement”).

The amount of the capital gains incentive fee, if any, which will actually be payable is determined in accordance with the terms of our Advisory Agreement and is calculated as of the end of each calendar year (or upon termination of the Advisory Agreement). The terms of our Advisory Agreement state that the capital gains incentive fee calculation is based on net realized gains, if any, offset by gross unrealized depreciation for the calendar year. No effect is given to gross unrealized appreciation in this calculation.

•	Our Board of Directors has declared a distribution of $0.29 per share for the second quarter of 2014.
o	Payable Date: June 30, 2014

o	Record Date: June 16, 2014

•	During the first quarter of 2014, we made approximately $87.0 million in additional investments. The additional investments consisted of approximately $58.6 million in corporate securities and $28.4 million in collateralized loan obligation, or “CLO,” equity.

o	For the first quarter of 2014, we received proceeds of approximately $55.4 million from repayments, sales and amortization payments on our debt investments.

•	As of March 31, 2014, the weighted average yield of our income producing investments on a cost basis was approximately 12.9%, compared with 13.2% as of December 31, 2013. At March 31, 2014, we had one investment on non-accrual status with a fair value of approximately $3.5 million.

•	As of March 31, 2014, net asset value per share was $9.78 compared with the net asset value per share as of December 31, 2013 of $9.85.

(1) Supplemental Information Regarding Core Net Investment Income

On a supplemental basis, we provide information relating to core net investment income which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income. Core net investment income represents net investment income excluding our capital gains incentive fee. As the capital gains incentive fee, for generally accepted accounting purposes, is based on the hypothetical liquidation of the entire portfolio (and as any capital gains incentive fee may be non-recurring), we believe that core net investment income is a useful indicator of operations exclusive of any capital gains incentive fee. We note that such amount is excluded from the core net investment income amount presented below.

The following table provides a reconciliation of net investment income to core net investment income for the three months ended March 31, 2014:

	Three Months Ended March 31, 2014
	Amount	Per Share Amounts
Net investment income	$17,758,187	$0.33
Capital gains incentive fee	(2,178,731)	(0.04)

Core net investment income	$15,579,456	$0.29

We will host a conference call to discuss our fourth quarter and year end results today, Monday, May 12, 2014 at 10:00 AM ET. Please call 888-317-6016 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-344-7529, and the replay passcode is 10045654.

A presentation containing further detail regarding our year-end and quarterly results of operations has been posted under the Investor Relations section of our website at www.ticc.com.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2013, and subsequent reports on Form 10-Q as they are filed.

TICC CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	March 31, 2014	December 31, 2013

ASSETS

Non-affiliated/non-control investments (cost: $933,480,317 @ 3/31/14; $901,728,071 @ 12/31/13)	$944,447,895	$915,546,744
Control investments (cost: $16,900,000 @ 3/31/14; $16,900,000 @ 12/31/13)	15,310,000	16,050,000
Total investments at fair value (cost:$950,380,317 @ 3/31/14;
$918,628,071 @ 12/31/13)	959,757,895	931,596,744
Cash and cash equivalents	74,574,917	14,933,074
Restricted cash	40,952,607	32,428,248
Deferred debt issuance costs	7,673,573	7,985,580
Interest and distributions receivable	10,494,070	11,133,972
Other assets	115,925	88,122
Total assets	$1,093,568,987	$998,165,740

LIABILITIES

Accrued interest payable	$4,687,607	$2,596,893
Investment advisory fee payable to affiliate	6,631,426	7,144,480
Accrued capital gains incentive fee to affiliate	1,694,121	3,872,853
Securities purchased not settled	39,511,310	6,994,852
Accrued expenses	1,111,221	637,896
Notes payable - TICC CLO LLC, net of discount	100,080,371	100,041,226
Notes payable - TICC CLO 2012-1 LLC, net of discount	235,743,534	235,635,114
Convertible senior notes payable	115,000,000	115,000,000
Total liabilities	504,459,590	471,923,314

COMMITMENTS AND CONTINGENCIES (Note 14)

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized, and 60,213,623 and
53,400,745 issued and outstanding, respectively	602,136	534,007
Capital in excess of par value	628,319,194	561,336,766
Net unrealized appreciation on investments	9,377,578	12,968,673
Accumulated net realized losses on investments	(46,346,196)	(45,439,234)
Distributions in excess of investment income	(2,843,315)	(3,157,786)
Total net assets	589,109,397	526,242,426
Total liabilities and net assets	$1,093,568,987	$998,165,740
Net asset value per common share	$9.78	$9.85

TICC CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013

INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income - debt investments	$12,658,228	$11,903,677
Distributions from securitization vehicles and equity investments	15,051,235	8,753,204
Commitment, amendment fee income and other income	605,619	714,516
Total investment income from non-affiliated/non-control investments	28,315,082	21,371,397
From control investments:
Interest income - debt investments	341,766	360,062
Distributions from equity investments	—	—
Total investment income from control investments	341,766	360,062
Total investment income	28,656,848	21,731,459
EXPENSES
Compensation expense	415,203	311,065
Investment advisory fees	4,956,646	4,097,471
Professional fees	730,438	637,188
Interest expense and other debt financing expenses	4,907,648	4,278,827
General and administrative	392,678	288,041
Total expenses before incentive fees	11,402,613	9,612,592
Net investment income incentive fees	1,674,779	1,252,310
Capital gains incentive fees	(2,178,731)	215,354
Total incentive fees	(503,952)	1,467,664
Total expenses	10,898,661	11,080,256
Net investment income	17,758,187	10,651,203

Net change in unrealized appreciation on investments
Non-Affiliate/non-control investments	(2,851,095)	3,614,668
Control investments	(740,000)	—
Total net change in unrealized appreciation on investments	(3,591,095)	3,614,668

Net realized (losses) gains on investments
Non-Affiliate/non-control investments	(906,962)	6,576,175
Control investments	—	—
Total realized (losses) gains on investments	(906,962)	6,576,175

Net increase in net assets resulting from operations	$13,260,130	$20,842,046

Net increase in net assets resulting from net investment income per common share:
Basic	$0.33	$0.23
Diluted	$0.30	$0.22
Net increase in net assets resulting from operations per
common share:
Basic	$0.24	$0.46
Diluted	$0.23	$0.41
Weighted average shares of common stock outstanding:
Basic	54,376,444	45,565,784
Diluted	64,409,596	55,598,936

Dividends Declared Per Share	$0.29	$0.29

TICC CAPITAL CORP.

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended March 31, 2014 (unaudited)	Three Months Ended March 31, 2013 (unaudited)

Per Share Data
Net asset value at beginning of period	$9.85	$9.90

Net investment income(1)	0.33	0.23
Net realized and unrealized capital gains (2)	(0.09)	0.23

Total from net investment operations	0.24	0.46

Distributions per share from net investment income	(0.29)	(0.29)

Distributions based on weighted average share impact	(0.02)	(0.05)

Total distributions(3)	(0.31)	(0.34)

Effect of shares issued, net of offering expenses	—	—

Net asset value at end of period	$9.78	$10.02

Per share market value at beginning of period	$10.34	$10.12
Per share market value at end of period	$9.78	$9.95
Total return(4)	(2.61)%	1.19%
Shares outstanding at end of period	60,213,623	52,541,808
Ratios/Supplemental Data
Net assets at end of period (000’s)	589,109	526,465
Average net assets (000’s)	532,398	453,330
Ratio of expenses to average net assets:
Expenses before incentive fees(5)	8.57%	8.48%
Net investment income incentive fees(5)	1.26%	1.11%
Capital gains incentive fees(5)	(1.64)%	0.19%

Total ratio of expenses to average net assets(5)	8.19%	9.78%

Ratio of expenses, excluding interest expense, to average net assets(5)	4.50%	6.00%

Ratio of net investment income to average net assets(5)	13.34%	9.40%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Net realized and unrealized capital gains include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The tax character of distributions will be determined at the end of the fiscal year.
(4)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming dividend reinvestment prices obtained under the Company’s dividend reinvestment plan. Total return is not annualized.
(5)	Annualized.

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations. Companies interested in learning more about financing opportunities should contact Debdeep Maji at (203) 983-5285.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

Contact:

Bruce Rubin 203-983-5280

Patrick Conroy 203-983-5282